                                                                 Exhibit 3.15(i)

                            STATE OF NORTH CAROLINA

                      Department of the Secretary of State


     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                           ARTICLES OF INCORPORATION
                                      OF
                                   PNA CORP.

the original of which is now on file in a matter of record in this office.








                                       IN WITNESS WHEREOF, I have hereunto set
                                       my hand and affixed my official seal at
                                       the City of Raleigh, this 26th day of
                                       June, 1997.

SEAL


                                       /s/  Elaine F. Marshall
                                       -----------------------------
                                       Secretary of State





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                           ARTICLES OF INCORPORATION

                                       OF

                          PETROPAR NORTH AMERICA CORP.

     The undersigned adopts these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

     1.   The name of the corporation shall be Petropar North America Corp.

     2. The corporation shall have authority to issue One Thousand (1,000) shares of Common Stock having a par value of $1.00 per share.

     3. The street address and county of the initial registered office of the corporation in North Carolina are 100 N. Tryon Street, Suite 2900, Mecklenberg County, Charlotte, North Carolina 28202; its mailing address is 100 N. Tryon Street, Suite 2900, Charlotte, North Carolina 28202-4011; and the name of the initial registered agent at such address is Bernard B. Clark.

     4.   The name and address of the incorporator are:

          Name                           Address
          ----                           -------
     Bernard B. Clark         Fennebresque, Clark, Swindell & Hay
                              100 N. Tryon Street, Suite 2900
                              Charlotte, North Carolina 28202

     5. A director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision. Any repeal or modification of this article shall be prospective only and shall not diminish the rights or expand the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     6. The North Carolina Shareholder Protection Act shall not be applicable to the corporation.

     7. The North Carolina Control Share Acquisition Act shall not be applicable to the corporation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this the 10th day of August, 1994.

                                 /s/ Bernard B. Clark
                                 -----------------------------------
                                 Bernard B. Clark, Incorporator